THE BANK OF NEW YORK                            Revised Prepayment Information
CORPORATE TRUST AND AGENCY SERVICES                                   11/01/96
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691

                                         Distribution Date           08/25/96

Reduction of the Stated Amount                 SINGLE                 TOTAL
of Certificates                                CERTIFICATE            AMOUNT
Class A-1 Certificates.          TJ3          $135.35928753      $1,969,677.83
Class A-2 Certificates.          TK0            $0.00000000              $0.00
Class A-3 Certificates.          TL8            $0.00000000              $0.00
Class A-4 Certificates.          TM6            $0.60200637         $11,563.31
Class A-5 Certificates.          TN4            $0.00000000              $0.00
Class PO Certificates.           TP9            $0.90259605             $45.47
Class A-R Certificates.          TU8            $0.00000000              $0.00
Class X Certificates.            TQ7            $0.00000000              $0.00
Class B-1 Certificates.          TR5            $0.60200619          $9,306.25
Class B-2 Certificates.          TS3            $0.60200610          $3,323.66
Class B-3 Certificates.          TT1            $0.60200738          $1,994.20
Class B-4 Certificates.          N/A            $0.60200881          $1,130.05
Class B-5 Certificates.          N/A            $0.60200719            $398.84
Class B-6 Certificates.          N/A            $0.60200895          $1,130.05

                                                      Total       1,998,569.66

Aggregate amount of any Principal Prepayments                    $1,807,996.68


Amounts distributed                               SINGLE                TOTAL
representing interest                           CERTIFICATE             AMOUNT
Class A-1 Certificates.                         $3.37704367          49,140.98
Class A-2 Certificates.                         $5.77499999         571,075.26
Class A-3 Certificates.                         $5.83333328         287,189.61
Class A-4 Certificates.                         $5.82046197         111,799.16
Class A-5 Certificates.                         $0.00000000               0.00
Class PO Certificates.                          $0.00000000               0.00
Class A-R Certificates.                         $0.00000000               0.00
Class X Certificates.                           $1.17250313         254,787.46
Class B-1 Certificates.                         $5.82046207          89,976.94
Class B-2 Certificates.                         $5.82046211          32,134.62
Class B-3 Certificates.                         $5.82046221          19,280.77
Class B-4 Certificates.                         $5.82046441          10,925.78
Class B-5 Certificates.                         $5.82045442           3,856.15
Class B-6 Certificates.                         $5.82046048          10,925.77

                                                      Total       1,441,092.50


Amount of shortfall which is less than the full
amount that would be distributed
                Principal                                                 0.00
                Interest                                                  0.00

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Stated Amount of Certificates
after this Distribution        ORIGINAL          SINGLE              TOTAL
                               BALANCE         CERTIFICATE           AMOUNT
Class A-1 Certificates.    14,551,479.00      $135.00832871      $1,964,570.86
Class A-2 Certificates.    98,887,491.00    $1,000.00000000     $98,887,491.00
Class A-3 Certificates.    49,232,505.00    $1,000.00000000     $49,232,505.00
Class A-4 Certificates.    19,207,953.00      $995.97113758     $19,130,566.80
Class A-5 Certificates.    10,200,000.00    $1,041.55490490     $10,623,860.03
Class PO Certificates.         50,376.91      $994.45896940         $50,097.77
Class A-R Certificates.           100.00        $0.00000000              $0.00
Class X Certificates.     217,302,158.28      $943.22125253    $204,964,013.91
Class B-1 Certificates.    15,458,728.00      $995.97113618     $15,396,446.89
Class B-2 Certificates.     5,520,974.00      $995.97113843      $5,498,730.76
Class B-3 Certificates.     3,312,584.00      $995.97113613      $3,299,238.05
Class B-4 Certificates.     1,877,132.00      $995.97112510      $1,869,569.27
Class B-5 Certificates.       662,517.00      $995.97115244        $659,847.82
Class B-6 Certificates.     1,877,131.55      $995.97112946      $1,869,568.83

                                                      Total     208,482,493.08


The Pool Stated Principal Balance for the following              208,482,493.08
Distribution Date:


Senior Percentage for the following Distribution Date           89.7574910329%
Subordinated Percentage for the following                       10.2425089671%
Distribution Date


Amount of the Master Servicing Fees paid to or                       68,866.31
retained by the Master Servicer with respect to such Distribution Date


Pass-Through Rate for each such Class of Certificates
Class A-1 Certificates.                                               6.95000%
Class A-2 Certificates.                                               6.93000%
Class A-3 Certificates.                                               7.00000%
Class A-4 Certificates.                                               7.00000%
Class A-5 Certificates.                                               7.00000%
Class PO Certificates.                                                     N/A
Class A-R Certificates.                                                    N/A
Class X Certificates.                                                 1.40230%
Class B-1 Certificates.                                               7.00000%
Class B-2 Certificates.                                               7.00000%
Class B-3 Cenificates.                                                7.00000%
Class B-4 Certificates.                                               7.00000%
Class B-5 Certificates.                                               7.00000%
Class B-6 Certificates.                                               7.00000%


Amount of Advances included in the                                   29,240.06
distribution on this Distribution Date

Aggregate amount of Advances outstanding as of the 41,579.21 close of business on such Distribution Date.

A. The number and aggregate principal amounts of Mortgage Loans delinquent

                                     30 to 59 days       22       2,291,195.27
                                     60 to 89 days        7       1,141,979.31
                                     90 or more           2         184,838.81


B.  The number and aggregate principal
    amounts of Mortgage Loans in foreclosure

                                     In foreclosure      10       1,143,616.02

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Loan number and Stated Principal Balance
for any Mortgage loan that became an REO
Property during the preceding calendar month              0               0.00

Total number and principal balance of any REO
Properties as of the close of business on the
Determination Date preceding such Distribution Date                       0.00


Senior Prepayment Percentage for following
Distribution Date                                            100.000000000000%


Aggregate amount of Realized Losses
incurred during preceding month


Aggregate amount of Realized Losses                                       0.00
through Distribution Date


Special Hazard Loss Coverage Amount                                       0.00
Required Fraud Loss Coverage                                              0.00
Current Bankruptcy Coverage                                               0.00